EXHIBIT 15
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                                            ARMANDO C. IBARRA
            A       C       I               CERTIFIED PUBLIC ACCOUNTANTS
                                            A PROFESSIONAL CORPORATION
         ------- ------- -------


Armando C. Ibarra, C.P.A.                  Members of the California Society of Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD            Members of the American Institute of Certified Public Accountants
                                                   Members of the Better Business Bureau since 1997



June 24, 2004


To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC acknowledges awareness of the use and inclusion of unaudited financial information for the Form 10-QSB/A for the quarter ending September 30, 2003; the Form 10-KSB/A for the fiscal year ending December 31, 2003; the Form 10-QSB/A for the quarter ending March 31, 2004; and the Registration Statement on Form SB-2/A.



Very truly yours,

/s/ ARMANDO C. IBARRA
----------------------------
ARMANDO C. IBARRA, C.P.A.























                      371 E. STREET, CHULA VISTA, CA 91910
   TEL: (619) 422-1348                                    FAX: (619) 422-1465